Bullfrog Gold Corp. Comments on Recent Stock Volume Increase

GRAND JUNCTION, COLORADO, October 9, 2013 Bullfrog Gold Corp. (BFGC:OTCBB) ("Bullfrog" the "Company" or “BFGC”) wishes to comment on the significant share trading volume that started on October 3, 2013 and continued through the close on October 8, 2013. The Company does not have any material non-public information that has not already been disclosed that could affect the Company’s stock volume. The Company also noted that the Registration Statement on Form S-1 (the “Registration Statement”) that was originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 7, 2013, was still being reviewed by the SEC and has not yet been cleared by the SEC, nor has the Company requested acceleration for the Registration Statement to be declared effective by the SEC. This registration statement was required pursuant to the debt facility agreement completed with RMB Australia Holdings Limited in December 2012 and concerns 7.0 million full warrants that are exercisable within three years at $0.35 per warrant. As these warrants have not been registered or exercised, they have not been part of the high trading volume in BFGC stock.

The Company is also aware of an article published by Herostocks.com after the market closing on October 7, 2013. The article appears to have been disseminated through a subscription based email. However, contrary to the statement made by Herostocks.com in its email to subscribers stating that Stock Appeal LLC, its parent company, “has been compensated up to $20,000 USD for increased public awareness of BFGC by a third party,” the Company's Chief Executive David Beling, confirms that the Company did not authorize or permit the article and was not aware of the article until October 8, 2013. The Company’s management was not interviewed and did not contribute to the content of the article.

The Company has reviewed the article and finds some of the statements made are exaggerated and/or inaccurate and may be misleading in regards to the Company's business prospects and anticipated share price. Given the inherent risks in the mining industry, the Company does not comment on the potential value of its share price. Bullfrog Gold urges any investor seeking information about the Company to review its public disclosure filings with the Securities and Exchange Commission which are available electronically on EDGAR. The Company, its officers, directors and employees confirm that they did not participate in, or benefit from, trading in shares of the Company during this high volume period. INVESTORS SHOULD PLACE NO RELIANCE ON THE PUBLICATION OR STATEMENTS THEREIN AND THE COMPANY DISCLAIMS ANY AND ALL RESPONSIBILITY THEREFORE.

While the Company’s management has addressed the particular article identified in this press release, the Company does not intend, nor does it undertake any obligation, to monitor and address any other factual inaccuracies, notes that additional factual inaccuracies may appear in statements made elsewhere or in the future. Accordingly, investors are encouraged to carefully read the information set forth in the Company’s SEC filings (including, without limitation, the Risk Factors set forth in the Form 10-K, as modified by the language in the Current Report on Form 8-K filed by the Company on October 9, 2013) and not to place any reliance on any other statements, reports, articles or claims.

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About Bullfrog Gold Corp.

Bullfrog Gold Corp. is a Delaware corporation that started trading on the over-the-counter bulletin board market on October 17, 2011 under the symbol BFGC. By 1992, predecessor owners of the Company’s Newsboy Project in Arizona drilled 154 holes, estimated resources in the main deposit area at 5.3 million tons averaging 0.044 gold opt and 0.64 silver opt, completed a feasibility study and submitted environmental permit applications. During the past two years the Company completed 74 holes in three phases of drilling on the Newsboy Project and acquired additional lands in the area that management believes has exploration potential. The Company also has two prospective properties in Nevada, one of which is in the Bullfrog Mining District that management believes produced approximately 2.3 million ounces of gold between 1988 and 1998. The Company’s Klondike Project in Nevada is believed to have shallow occurrences of silver with potential base metal and barite byproduct credits. More information on the Company and its projects may be obtained from www.BullfrogGold.com, or by emailing info@BullfrogGold.com.

Cautionary Note Regarding Forward Looking Statements

This press release may contain certain "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein including those with respect to the objectives, plans and strategies of the Company and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects," "forecasts" or similar expressions, are forward-looking statements that involve various risks and uncertainties. The Company is presently an exploration stage company. Exploration is highly speculative in nature, involves many risks, requires substantial expenditures and may not result in the discovery of sufficient mineral deposits that can be mined profitably. Further the price of minerals and resources is highly volatile. The Company currently has no reserves on any of its properties.  While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its business and properties contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law. As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The Companies filings are available at www.sec.gov.

Contact:

David Beling, PE, President, CEO & Director

(970) 628-1670